EXHIBIT 21.1
SUBSIDIARIES OF RENT-A-CENTER, INC.
Braveheart Acquisition, LLC, a Delaware limited liability company
ColorTyme Finance, Inc., a Texas corporation
Get It Now, LLC, a Delaware limited liability company
RAC Acceptance East, LLC, a Delaware limited liability company
RAC Acceptance Texas, LLC, a Delaware limited liability company
RAC Acceptance West, LLC, a Delaware limited liability company
RAC Canada Finance LP, a Canadian limited partnership
RAC Canada Holdings, a Canadian partnership
RAC Mexico Holdings I, LLC, a Delaware limited liability company
RAC Mexico Holdings II, LLC, a Delaware limited liability company
RAC Mexico Operaciones, S. DE R.L. DE C.V., a México S. DE R.L. DE C.V.

RAC National Product Service, LLC, a Delaware limited liability company
RAC Welton, Inc., a Texas corporation
Remco America, Inc., a Delaware corporation
Rent-A-Center Addison, L.L.C., a Delaware limited liability company
Rent-A-Center East, Inc., a Delaware corporation
Rent-A-Center Franchising International, Inc., a Texas corporation
Rent-A-Center International, Inc., a Delaware corporation
Rent-A-Center Texas, L.P., a Texas limited partnership
Rent-A-Center Texas, L.L.C., a Nevada limited liability company
Rent-A-Center West, Inc., a Delaware corporation
Rent-A-Centre Canada, Ltd., a Canadian corporation